Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Urovant Sciences Ltd. 2017 Equity Incentive Plan, as Amended and Restated, and the Urovant Sciences Ltd. 2019 Employee Stock Purchase Plan of our report dated June 14, 2019, with respect to the consolidated financial statements of Urovant Sciences Ltd. included in its Annual Report (Form 10-K) for the year ended March 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

November 8, 2019